                                                                   EXHIBIT 25(d)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                     36-0899825
                                                    (I.R.S. EMPLOYER
                                                 IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS       60670-0126
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                            WELLS FARGO CAPITAL III
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                               94-6701195
     (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)


             420 MONTGOMERY STREET
           SAN FRANCISCO, CALIFORNIA                      94163
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)


                              PREFERRED SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         --------------------
         INFORMATION AS TO THE TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b) WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         ------------------------------
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
         -----------------
         PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.       A copy of the existing by-laws of the trustee.*

         5.       Not Applicable.

         6.       The consent of the trustee required by
                  Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.       Not Applicable.

         9.       Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 14th day of November, 1996.


              THE FIRST NATIONAL BANK OF CHICAGO,
              TRUSTEE

              By  /s/ John R. Prendiville
                  John R. Prendiville
                  Vice President



* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                 November 14, 1996


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of an indenture between Wells Fargo Capital III and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                 Very truly yours,

                                 THE FIRST NATIONAL BANK OF CHICAGO

                                 By   /s/ John R. Prendiville
                                      John R. Prendiville
                                      Vice President

                                   EXHIBIT 7

Legal Title of Bank:   The First National Bank of Chicago   Call Date:06/30/96  ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460   Page RC-1
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                   C400
                                                                DOLLAR AMOUNTS IN              ------------      Less
                                                                   THOUSANDS         RCFD      BIL MIL THOU      Than -
                                                                -----------------    ----      ------------      -------
1.   Cash and balances due from depository institutions
     (from Schedule RC-A):
     a. Noninterest-bearing balances and currency and
        coin(1).............................................                        0081       3,572,641          1.a.

     b. Interest-bearing balances(2)........................                        0071       6,958,367          1.b.
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B,
        column A)...........................................                        1754               0          2.a.
     b. Available-for-sale securities (from Schedule RC-B,
        column D)...........................................                        1773       1,448,974          2.b.
3.   Federal funds sold and securities purchased under
     agreements to resell in domestic offices of the bank
     and its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold..................................                        0276       5,020,878          3.a.
     b. Securities purchased under agreements to resell.....                        0277         918,688          3.b.

4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from
        Schedule RC-C)...................................... RCFD 2122 19,125,160                                 4.a.
     b. LESS: Allowance for loan and lease losses........... RCFD 3123    379,232                                 4.b.
     c. LESS: Allocated transfer risk reserve............... RCFD 3128          0                                 4.c.
     d. Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b
        and 4.c)............................................                        2125    18,745,928            4.d.
5.   Assets held in trading accounts........................                        3545     9,599,172            5.
6.   Premises and fixed assets (including capitalized
     leases)................................................                        2145       623,289            6.
7.   Other real estate owned (from Schedule RC-M)...........                        2150         8,927            7.
8.   Investments in unconsolidated subsidiaries and
     associated companies (from Schedule RC-M)..............                        2130        57,280            8.
9.   Customers' liability to this bank on acceptances                               2155       632,259            9.
     outstanding............................................
10.  Intangible assets (from Schedule RC-M).................                        2143       156,715           10.
11.  Other assets (from Schedule RC-F)......................                        2160     1,592,088           11.
12.  Total assets (sum of items 1 through 11)...............                        2170    49,335,206           12.
------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


SCHEDULE RC-CONTINUED                                                          DOLLAR AMOUNTS IN
                                                                                 Thousands             BIL MIL THOU
                                                                                 ---------             ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1).....................................         RCON 2200 16,878,870    13.a.
       (1) Noninterest-bearing(1).......................................         RCON 6631  7,855,880    13.a.(1)
       (2) Interest-bearing.............................................         RCON 6636  9,022,990    13.a.(2)

     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)..............................         RCFN 2200 12,677,057    13.b.
       (1) Noninterest bearing..........................................         RCFN 6631    766,936    13.b.(1)
       (2) Interest-bearing.............................................         RCFN 6636 11,910,121    13.b.(2)

14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
     its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased.........................................         RCFD 0278  1,318,968    14.a.
     b. Securities sold under agreements to repurchase..................         RCFD 0279  1,197,589    14.b.
15.  a. Demand notes issued to the U.S. Treasury........................         RCON 2840    104,546    15.a.
     b. Trading Liabilities.............................................         RCFD 3548  6,431,784    15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less......................         RCFD 2332  4,437,636    16.a.
     b. With original maturity of more than one year....................         RCFD 2333     75,308    16.b.
17.  Mortgage indebtedness and obligations under capitalized leases.....         RCFD 2910    283,041    17.
18.  Bank's liability on acceptance executed and outstanding............         RCFD 2920    632,259    18.
19.  Subordinated notes and debentures..................................         RCFD 3200  1,275,000    19.
20.  Other liabilities (from Schedule RC-G).............................         RCFD 2930    892,947    20.
21.  Total liabilities (sum of items 13 through 20).....................         RCFD 2948 46,205,005    21.
22.  Limited-Life preferred stock and related surplus...................         RCFD 3282          0    22.

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus......................         RCFD 3838          0    23.
24.  Common stock.......................................................         RCFD 3230    200,858    24.
25.  Surplus (exclude all surplus related to preferred stock)...........         RCFD 3839  2,349,164    25.
26.  a. Undivided profits and capital reserves..........................         RCFD 3632    584,878    26.a.
     b. Net unrealized holding gains (losses) on
        available-for-sale securities...................................         RCFD 8434     (3,951)   26.b.
27.  Cumulative foreign currency translation adjustments................         RCFD 3284       (748)   27.
28.  Total equity  capital (sum of items 23 through 27).................         RCFD 3210  3,130,201    28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)..............................         RCFD 3300 49,335,206    29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external.
                                                                                         Number
    auditors as of any date during 1995.................................  RCFD 6724        N/A           M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accountants firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

---------------------
(1) Includes total demand deposits and noninterested-bearing time and savings deposits.